                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       HOME SECURITY INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

    ------------------------------------------------------------------------


                       HOME SECURITY INTERNATIONAL, INC.
                           Level 7, 77Pacific Highway
                       North Sydney, New South Wales 2060
                                   Australia
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 15, 1999
                            ------------------------

     The Annual Meeting (the "Meeting") of Stockholders of Home Security International, Inc. (the "Company") will be held at 10:00 a.m., Monday, February 15, 1999, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, for the following purposes:

     1. To elect one Class I director and one Class III to the Board of Directors.

     2. To consider a proposal to amend the Company's 1997 Employee Stock Option Plan to authorize the issuance of an additional 400,000 shares under the plan.

     3. To approve the action of the Board of Directors in retaining Arthur Andersen LLP as auditors for the fiscal year ending June 30, 1999.

     4. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 29, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for 1998 has either been mailed to all stockholders or is being mailed concurrently with this proxy material.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope.

                                /s/ Arthur Don
                                    Secretary

Chicago, Illinois
January 22, 1999

                                PROXY STATEMENT

                       HOME SECURITY INTERNATIONAL, INC.
                          Level 7, 77 Pacific Highway
                      North Sydney, New South Wales 2060
                                   Australia

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 17, 1999

                               ----------------

  This Proxy Statement and the accompanying proxy are furnished to stockholders of Home Security International, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the American Stock Exchange located at 86 Trinity Place, New York, New York, at 10:00 a.m. local time, on Wednesday, February 17, 1999, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998 are being mailed to stockholders on or about January 20, 1999.

  Stockholders of record at the close of business on December 29, 1998 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 5,550,500 shares of common stock, par value $0.001 per share (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date.

  Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company, FOR the amendment to the Company's 1997 Employee Stock Option Plan and FOR the ratification of the selection of Arthur Andersen LLP as the Company's Independent Auditors. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy.

  As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

  The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of December 29, 1998.

               VOTING OF SECURITIES AND STOCKHOLDER INFORMATION

  The following table sets forth, as of December 29, 1998, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group.

                                                    Beneficial Ownership(1)
                                                                 --------------
                                                     Number of
                                                       Shares        Percent
                                                    -------------- -----------
Executive Officers and Directors(2)
  Bradley D. Cooper(3).............................        300,000         5.4%
  Terrence J. Youngman(4)..........................         18,000           *
  Robert D. Appleby................................            --          --
  Mark Whitaker(5).................................         16,000           *
  Geoffrey D. Knowles..............................            --          --
  Felicity A. Hilbert(5)...........................         16,000           *
  Steven Rabinovici(6).............................          5,000           *
  Timothy M. Mainprize(7)..........................          5,000           *
  Paul Brown(8)....................................        760,000        12.9
  All executive officers and directors as a group
   (9 persons)(9) .................................      1,120,000        18.6
Five Percent Shareholders
  FAI Home Security Holdings Pty Ltd.(10)..........      2,150,000        38.7
  Level 7, 77 Pacific Highway
  North Sydney, NSW 2060 Australia
  Robertson, Stephens & Company
  Investment Management L.P.(11)...................        796,600        14.4
  555 California St., Suite 2600
  San Francisco, CA 94104
  Heartland Advisors, Inc.(12).....................      1,357,900        24.5
  790 North Milwaukee Street
  Milwaukee, WI 53202

--------
*   Less than one percent.
 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting power and sole investment power with respect to all the shares reflected in this table.
 (2) Unless otherwise noted, the address for each of the executive officers and directors is c/o Home Security International, Inc., Level 7, 77 Pacific Highway, North Sydney, NSW 2060, Australia.
 (3) Includes 250,000 shares owned by Mr. Cooper and 50,000 shares issuable upon the exercise of options which are deemed exercisable.
 (4) Represents 18,000 shares issuable upon the exercise of options which are deemed exercisable.
 (5) Represents 16,000 shares issuable upon the exercise of options which are deemed exercisable.
 (6) Represents 5,000 shares issuable upon the exercise of options which are deemed exercisable. Does not include 10,000 shares held in a custodial account, of which Mr. Rabinovici is the custodian for Mr. Rabinovici's adult son.
 (7) Represents 5,000 shares issuable upon the exercise of options which are deemed exercisable. Does not include 2,150,000 shares beneficially owned by FAI Insurances Limited, of which Mr. Mainprize is a director and the Chief Financial Officer. See also Note 9 below.
 (8) Includes 400,000 shares issued to International Home Security Investments Limited pursuant to the Ness Transaction, as defined below, of which Paul Brown is the sole beneficial owner, and 360,000 shares issuable upon the exercise of the Ness Warrants also issued to International Home Security Investments Limited pursuant to the Ness Transaction. (See "Certain Transactions--Transactions with Integrated Investments Limited and Paul Brown").

 (9) Includes 650,000 shares, 360,000 shares issuable upon the exercise of the Ness Warrants and 110,000 shares issuable upon the exercise of options which are deemed exercisable.
(10) A wholly owned subsidiary of FAI Insurances Limited. Based on information reported on Schedule 13G, filed on February 19, 1998. See also Note 7 above.
(11) Includes 626,100 shares held of record by The Robertson Stephens Orphan Fund ("Orphan"), of which Robertson, Stephens & Co. Investment Management, L.P. ("Robertson") is a General Partner. Robertson, Robertson Stephens Investment Management Co. ("Parent"), and Parent's 100% parent, BankAmerica Corporation, each share beneficial ownership of the 796,600 shares held by Orphan, and other subsidiaries. Based on information reported on Schedule 13G, filed on September 30, 1998.
(12) Based on information reported on Schedule 13G, Amendment No. 3, filed on December 10, 1998.

                             ELECTION OF DIRECTORS

                            ITEM (1) ON PROXY CARD

  The Board of Directors currently consists of four members divided into three classes with overlapping three-year terms. Steven A. Rothstein and Dennis J. Puleo each resigned from the Board of Directors, effective as of December, 1998, and are not being replaced at this time.

  Two individuals have been nominated for election as directors at the Meeting, one to serve as a Class I director for a three year term expiring at the annual meeting to be held following June 30, 2001, and until his successor is elected and has qualified; the other to serve the remaining term of a Class III director, with the term expiring at the annual meeting to be held following June 30, 2000, and until his successor is elected and has qualified. Each nominee is now serving as a director of the Company. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares it represents for the nominee for election as director.

  The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of a director.

DIRECTOR NOMINEES

                            NOMINEE FOR ELECTION AS
            CLASS I DIRECTOR WITH TERM EXPIRING AFTER JUNE 30, 2001

Name, Age and Period       Business Experience During Past Five Years and Other
Served as Director                             Affiliations
--------------------    ---------------------------------------------------------
Steven Rabinovici, Age  Mr. Rabinovici is currently the Chairman of the Board of
 46                     Complete Management, Inc. ("CMI"), a position he has held
 Since April, 1997      since December, 1995. CMI is a medical management
                        services company. From December, 1992 through December,
                        1995 he also served as President, Chief Executive Officer
                        and a director of CMI. From July 1990 through December,
                        1992, Mr. Rabinovici was an independent health care and
                        business consultant. Earlier in his career, Mr.
                        Rabinovici had more than 10 years experience in hospital
                        administration, including approximately two years as
                        associate administrator of Brookdale Hospital Medical
                        Center, a 1,000 bed teaching hospital, and two years as
                        the administrator of the Division of Psychiatry, Cornell
                        University New York Hospital. Mr. Rabinovici has a
                        Bachelors degree from City University of New York,
                        Brooklyn College, a Masters degree in Public Health from
                        Columbia University School of Public Health and a Juris
                        Doctorate degree from New York Law School.

                            NOMINEE FOR ELECTION AS
           CLASS III DIRECTOR WITH TERM EXPIRING AFTER JUNE 30, 2000

Name, Age and Period     Business Experience During Past Five Years and Other
Served as Director                           Affiliations
--------------------  ---------------------------------------------------------
Paul Brown, Age 38    Mr. Brown has been a private investor in different
 Since October, 1998  entities including the sole beneficial owner of
                      Integrated International Home Security Investments
                      Limited ("IIHSL") and corporate consultant for the last
                      five years. Integrated Investments Limited, the sole
                      shareholder of IIHSL, and seller in the Ness Transaction
                      has designated Mr. Brown as its director nominee pursuant
                      to the rights granted to it in the Stock Purchase
                      Agreement relating to the Ness Transaction.

  The Board of Directors knows of no reason why either of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. The enclosed proxy cannot be voted for a greater number of persons than two, the number of nominees named in this proxy statement.

CURRENT DIRECTORS

Name, Age and Period       Business Experience During Past Five Years and Other
Served as Director                             Affiliations
--------------------    ---------------------------------------------------------
Timothy M. Mainprize,   Mr. Mainprize is Chief Financial Officer of FAI
 Age 48                 Insurances Limited, a diversified insurance company,
 Since April 1997       where he is also responsible for its Information
 Class II Director      Technology and is a member of the Investment Committee.
                        Mr. Mainprize had been with FAI Insurances Limited since
                        1988 and was appointed a director of FAI Insurances
                        Limited in 1993.
Bradley D. Cooper, Age  Mr. Cooper is the founder of the predecessor of the
 39                     Company and has been the Company's and its predecessor's
 Since 1988             Chief Executive Officer since its inception in 1985. Mr.
 Class III Director     Cooper became Chairman of the Board of the Company on May
                        1, 1997. Mr. Cooper is also a director and major
                        shareholder of the Phoenix Leisure Group Pty Ltd, which
                        holds the Australian license for Rossignol Skis. He is
                        the founding director and major shareholder of Theme
                        Products Pty Ltd, which holds exclusive licenses to
                        manufacture, market and distribute children's furniture
                        in Australia for such childhood favorites as Warner Bros.
                        (Looney Tunes), Sesame Street, and Thomas the Tank Engine
                        and is Chairman of Vision Publishing Pty Ltd, a business
                        publishing and conference company. Mr. Cooper is also a
                        director of the Elizabethan Theatre Trust.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  During fiscal 1998, there were five (5) meetings of the Board of Directors. Each director attended no less than 75% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year.

  The Audit Committee, consisting of Timothy Mainprize, Steven Rabinovici and Dennis Puleo (resigned in December, 1998), did not meet during fiscal 1998. A meeting of the Audit Committee was held on September 29, 1998. The Audit Committee is charged with recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of the Company, audit practices and the professional services furnished by the independent auditors.

  The Compensation Committee, consisting of Steven Rabinovici and Dennis Puleo (resigned), met two (2) times during fiscal 1998. The Compensation Committee is charged with reviewing and approving all compensation arrangements for officers of the Company, and administering the 1997 Employee Stock Option Plan.

  The Company does not have a Nominating Committee or Executive Committee.

                           REMUNERATION OF DIRECTORS

  Non-employee directors receive annual compensation of $10,000 and are reimbursed for out-of-pocket expenses incurred in attending each committee or board meeting. Pursuant to the 1997 Non-Employee Director Stock Option Plan options to purchase an aggregate total of 20,000 options to purchase shares have been granted to date to the Company's non-employee directors, at an exercise price of $10.00 per share, and on the day after each Annual Meeting of Stockholders each non-employee director will be granted options to purchase 2,500 shares of Common Stock at an exercise price equal to the closing market price on the date of such grant. All options will be exercisable six months after the effective date of grant of said options and expire on the tenth anniversary of such date. The shares underlying the 1997 Non-Employee Director Stock Option Plan have been registered on Form S-8.

                 AMENDMENT OF 1997 EMPLOYEE STOCK OPTION PLAN

                            ITEM (2) ON PROXY CARD

  The Board of Directors recommends that the shareholders approve a proposal to amend the 1997 Employee Stock Option Plan to increase the number of shares that can be issued under the 1997 Employee Stock Option Plan. Currently, an aggregate of 750,000 shares of Common Stock are authorized for issuance pursuant to the 1997 Employee Stock Option Plan, of which no shares were available for new grants as of January 6, 1999. The proposed amendment would increase the total number of shares authorized for issuance by 400,000 to an aggregate of 1,150,000. If approved, the Board intends to have the additional shares underlying such options to be registered on Form S-8. The proposed amendment would not alter the federal income tax consequences of grants under the 1997 Employee Stock Option Plan, as discussed in the description of the 1997 Employee Stock Option Plan elsewhere in this Proxy Statement.

Reasons for the Amendments

  The Board believes the 1997 Employee Stock Option Plan has been an effective tool in attracting and retaining new executive and employee talent, and in further aligning the interests of executives, employees, and others with the interests of the Company's shareholders. Since its adoption, a total of 750,000 options have been granted under the 1997 Employee Stock Option Plan. The Board of Directors believes that an increase in the aggregate number of authorized shares is necessary to allow the continued viability of the 1997 Employee Stock Option Plan.

Text of the Proposed Amendment

  The proposed amendment would amend Section 4 of the 1997 Employee Stock Option Plan as follows:

    The phrase "1,150,000" is substituted for the phrase "750,000" where it appears in Section 4 of the 1997 Employee Stock Option Plan.

Vote Required for Approval

  The vote required for approval of the amendments to the 1997 Employee Stock Option Plan is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote, at the Meeting at which the holders of a majority of the outstanding shares of Common Stock of the Company are present in person or represented by proxy.

 THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND
                     THE 1997 EMPLOYEE STOCK OPTION PLAN.

                            APPOINTMENT OF AUDITORS

                            ITEM (3) ON PROXY CARD

  The firm of Arthur Andersen LLP has audited the books and records of the Company and the Board desires to continue the services of this firm for the current fiscal year ending June 30, 1999. Accordingly, the Board will recommend at the Meeting that the stockholders ratify the appointment of the firm of Arthur Andersen LLP to audit the accounts of the Company for the current fiscal year.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE
                       SELECTION OF ARTHUR ANDERSEN LLP.

                      REMUNERATION OF EXECUTIVE OFFICERS

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation
                                 ----------------------
                                                        Securities
                                                        Underlying
                                                          Stock     All Other
  Name and Principal Position    Year  Salary   Bonus   Options(#) Compensation
  ---------------------------    ---- -------- -------- ---------- ------------
Bradley D. Cooper(1)............ 1998 $700,000 $575,458  250,000       --
 Chairman of the Board and Chief
  Executive Officer              1997 $692,192      --       --        --
                                 1996 $ 59,708      --       --        --
Robert D. Appleby............... 1998 $652,586 $341,052  165,000       --
 Executive Vice-President of
  International Business         1997 $476,468 $146,270      --        --
 Development                     1996 $113,826 $ 78,860      --        --
Geoffrey D. Knowles............. 1998 $339,043 $136,421   85,000       --
 Vice President of Marketing     1997 $312,400      --       --        --
                                 1996 $110,693      --       --        --

--------
(1) The salary paid to Mr. Cooper in fiscal year 1997 consisted solely of commissions for each SecurityGuard System sold by the Company. Mr. Cooper's employment agreement became effective with the IPO, and the consulting agreement with Speakeasy Pty Ltd which has replaced the employment agreement, eliminated this commission arrangement.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants                Potential Realizable
                         -----------------------------------------------   Value at Assumed
                         Number of                                       Annual Rates of Stock
                         Securities   % of Total    Exercise              Price Appreciation
                         Underlying Options Granted Price per               For Option Term
                          Options   to Employees in   Share   Expiration ---------------------
Name                     Granted(#)   Fiscal Year    ($/Sh.)   Date(1)     5%($)      10%($)
----                     ---------- --------------- --------- ---------- ---------- ----------
Bradley D. Cooper.......  250,000        33.3         10.00    7/15/07    1,572,237  3,984,356
Robert D. Appleby.......  165,000        22.0         10.00     4/8/08    1,037,676  2,629,675
Geoffrey D. Knowles.....   85,000        11.3         10.00     4/8/08      534,560  1,354,681

--------
(1) Each of these Options vests in annual 20% increments over a five year period, with the first 20% vested and exercisable on the first anniversary of the grant date, except that 85,000 options granted to Mr. Appleby and 55,000 options granted to Mr. Knowles will vest on October 31, 2003, or earlier in increments upon the Company achieving certain unit sales numbers outside of Australia and New Zealand prior to October 31, 2003.
Note, no options were exercised during the last fiscal year.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors is responsible for determining the compensation arrangements for the senior executive officers of the Company, which in fiscal year 1998 were Messrs. Cooper, Appleby, Knowles, Youngman and Whitaker and Ms. Hilbert. For the entire fiscal year, the Compensation Committee consisted of Steven Rabinovici and Dennis Puleo. Mr. Puleo resigned in December 1998.

Compensation Philosophy

  The Company does business in a direct selling environment whereby sales executives are traditionally compensated on a commission only basis and operational executives are compensated at a competitive level of compensation to attract and retain talented management. The Company's success in such an environment depends, in a large part, on its ability to retain its key sales and marketing executives. The Company must provide sales executives with long and short-term incentives to maximize the unit sales growth of the Company, which ultimately maximizes corporate performance. The rewards to key sales executives must be appropriate within the hierarchical sales distribution network structure to retain such key executives.

  Therefore, compensation paid to key sales executives must be of a level to ensure that it exceeds the performance based commission structures paid to independent distributors in the field. By achieving this objective the Company retains key sales executives of the highest quality, maximizing shareholder value.

  As a result, the Committee's compensation policies are designed to:

    1. Reward senior executives for corporate performance by linking a substantial portion of total compensation to the achievement of measurable performance objectives: and

    2. Align the interests of senior executives with the stockholders in order to maximize stockholder value.

    3. Utilize short and long term compensation, as it is critical in attracting and retaining executives.

  Based upon the philosophy indicated above the four primary components of executive compensation are Base Salary, Commissions, Bonuses and Stock Options. To achieve these objectives, the Committee has developed compensation packages for senior executives consisting of base salary, commissions, bonus arrangements tied to sales unit growth, bonus arrangement tied to after tax earnings and awards of stock options.

  Mr. Cooper, through a consultancy agreement with a company beneficially owned by Mr. Cooper, receives a base salary of $700,000 per year. Mr. Cooper bears all expenses associated with his employment including rent, administrative support and travel costs. The above arrangement replaced the commission of approximately $19.25 paid per sale of "SecurityGuard" product within Australia and New Zealand for fiscal year 1997. No base salaries are paid to sales executives Mssrs. Appleby and Knowles who receive renumeration on a commission only basis. Operational Staff Ms. Hilbert and Messrs. Youngman and Whitaker receive no commissions but rather are paid a base salary consistent with similar positions of like businesses within Australia.

  The Committee sets commissions for sales executives with incentives to maximize the unit sales growth of the Company, which ultimately maximizes corporate performance. Mr. Appleby is paid a commission, in Australian dollars, of $16 per sale of "SecurityGuard" product in Australia and New Zealand (provided the product has not been returned, and no refund of the purchase price has been made). Mr. Appleby received remuneration based upon units sold of $652,586, an increase of 36% on the fiscal year ending 1997. The increase reflected the increase in unit sales growth of 36% from fiscal 1997 to fiscal 1998 in the Australia and New Zealand market, from 36,892 units to 50,081 units. Mr. Knowles is paid a commission, in Australian dollars, of $10 per sale of "SecurityGuard" product in Australia and New Zealand (provided the product has not been returned, and no refund of the purchase price has been made). Mr. Knowles received remuneration based upon units sold of $339,043, an increase of 8% on the fiscal year ending 1997. Previously, in fiscal year 1997 Mr. Knowles was paid a base salary of approximately $98,000. In July 1997, the base salary was terminated and remuneration based solely on the above commission.

  Bonuses are dividend into two different categories, those tied to unit sales growth and those tied to after tax earnings.

 a) Bonuses tied to unit sales growth

  The Committee sets bonuses for Mssrs. Appleby and Knowles with incentives to maximize the unit sales growth and performance of the Company. The Committee sets bonuses based upon significant increases in unit sales for fiscal year 1998. Targets were set at sales increases of 19%, 24%, 32% and 36%, which represented 44,000, 46,000, 48,000 and 50,000 sales unit respectively for fiscal year 1998.

  Mssrs. Appleby and Knowles earned bonuses of $341,052 and $136,421, respectively, based upon 50,081 sales units being achieved in Australia and New Zealand, an increase of 36% on fiscal year 1997.

 b) Bonuses tied to after tax earnings

  The Committee believes that a significant portion of Mr. Cooper's bonus, as Chief Executive Officer should be tied to after tax earnings. Mr. Cooper is entitled to a bonus equivalent to 10% of Net Profit After Tax ("NPAT"). For fiscal year ending 1998, Mr. Cooper received a bonus of $575,458 in accordance with the bonus based upon NPAT.

  The Committee is aware that the compensation paid to Mr. Cooper must be of a level to ensure that it exceeds the performance based commission structures paid to independent distributors in the field. By achieving this objective the Company ensures that it retains key sales executives of the highest quality, maximizing shareholder value.

  The Committee believes that stock options provide a valuable tool for aligning the interests of management with stockholders and focusing management's attention on the long-term growth of the Company.

  The Committee has issued 750,000 options under the 1997 Stock Option Plan, all at an exercise price of $10.00, including 250,000 to Mr. Cooper, 165,000 to Mr. Appleby, 90,000 to Mr. Youngman, 85,000 to Mr. Knowles, 80,000 to Mr. Whitaker and 80,000 to Ms Hilbert. Each of these options vests in annual 20% increments over a five year period, with the first 20% vested and exercisable on the first anniversary of the grant date, except 85,000 Options granted to Mr. Appleby and 55,000 Options granted to Mr. Knowles will vest on October 31, 2003, or earlier in increments upon the Company achieving certain sales numbers outside Australia and New Zealand prior to October 31, 2003.

Policy on Deductibility of Compensation

  The Internal Revenue Code provides $1,000,000 deduction limit on compensation paid to the reporting executives of publicly held corporations. An exception to the limit applies to certain types of performance based awards which may include stock options. The Committee's policy is to qualify bonus and option grants for the performance based compensation exception to the $1,000,000 deduction limitation whenever possible.

Conclusion

  The Committee will continue to establish compensation consistent with the stated Company philosophy linked to the achievement of the Company's long and short-term goals as established by the Company. Based on the direct selling environment in which the Company operates, the Committee is aware that the compensation paid to key sales executives must be of a level to ensure that it exceeds the performance based commission structures paid to independent distributors in the field. By achieving this objective the Company will retain key sales executives of the highest quality, thereby maximizing shareholder value.

  This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended ("Securities Act") or under the Securities Exchange Act of 1934 ("Exchange Act"), except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those Acts.

                                          COMPENSATION COMMITTEE
                                          STEVE RABINOVICI

Compensation Committee Interlocks and Insider Participation

  All members of the Board of Directors participated in its deliberations concerning executive officers' compensation, except that Bradley D. Cooper did not participate in votes or deliberations concerning his compensation.

  Timothy M. Mainprize, a director of the Company, is a member of FAI Insurances Limited's Board of Directors. FAI Insurances Limited is a shareholder of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such reports furnished to the Company and written representations from the executive officers and Directors of the Company, the Company believes the following persons were delinquent in their Section 16(a) filing requirements during fiscal 1998: Robert D. Appleby and Geoffrey D. Knowles have each failed to file a Form 5 to report their option grants during fiscal year 1998.

                               PERFORMANCE GRAPH

  The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

  The following graph compares the percentage change in cumulative total stockholders return on the Company's Common Stock during the period from the Company's initial public offering on July 15, 1997 through June 30, 1998, compared with the American Stock Exchange Index, compared with the Russell 2000 Market Index, assuming $100 invested on July 15, 1997 in the Company's Common Stock and in each index.

                            [GRAPH APPEARS HERE]

                                July 15, Sept. 30, Dec. 31, Mar. 31, June 30,
                                  1997     1997      1997     1998     1998
                                -------- --------- -------- -------- --------
  Home Security International,
   Inc.........................  100.0    128.57    107.14   100.00   132.14
  AMEX Market Index............  100.0    107.95    106.08   114.42   111.76
  Russell 2000 Index...........  100.0    109.77    106.10   116.77   111.32

                   DESCRIPTION OF EMPLOYEE STOCK OPTION PLAN

  1997 Employee Stock Option Plan. The Company has adopted the 1997 Employee Stock Option Plan, under which the Compensation Committee may grant options to purchase up to an aggregate of 750,000 shares of Common Stock to management, employees and advisors of the Company. The 1997 Employee Stock Option Plan provides for the grant of stock options ("Options"), including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISOs"), and non-statutory stock options that do not qualify as stock options under Section 422 of the Code ("Non-Statutory Options" or "NSOs"). The Company has issued 750,000 options under the 1997 Employee Stock Option Plan, all at an exercise price of $10.00 per share, including 250,000 to Mr. Cooper, 90,000 to Mr. Youngman and 80,000 to each of Mr. Whitaker and Ms. Hilbert, granted on July 15, 1997, and 165,000 to Mr. Appleby and 85,000 to Mr. Knowles, granted on April 8, 1998. Each of these Options vests in annual 20% increments over a five year period, with the first 20% vested and exercisable on the first anniversary of the grant date, except that 85,000 Options granted to Mr. Appleby and 55,000 Options granted to Mr. Knowles will vest on October 31, 2003, or earlier in increments upon the Company achieving certain unit sales numbers outside of Australia and New Zealand prior to October 31, 2003. On December 14, 1998, subject to approval of the stockholders of the Company, the Board of Directors approved the proposed amendment to the 1997 Employee Stock Option Plan described under Proposal No. 2.

  The 1997 Employee Stock Option Plan is administered by the Compensation Committee of the Board of Directors which has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to determine whether such option is an incentive stock option or a non-qualified stock option, to establish vesting schedules, to determine the type of consideration to be paid upon exercise and to specify other terms of the options. The maximum term of options granted under the 1997 Employee Stock Option Plan is ten years.

  On January 20, 1999, the last reported sale price of the Common Stock, as reported by the American Stock Exchange, was $9.50.

                        FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. The following general rules are applicable for federal income tax purposes under existing law to persons who receive and exercise ISOs granted under the 1997 Employee Stock Option Plan:

    1. Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

    2. No tax deduction is allowed to the Company upon either grant or exercise of an ISO under the 1997 Employee Stock Option Plan.

    3. If shares acquired upon exercise of an ISO are not disposed of (i) within two years following the date the option was granted and (ii) within one year following the date the shares are transferred to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

    4. If shares acquired upon exercise of an ISO are disposed of before the expiration of either of the requisite holding periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    5. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

    6. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will generally be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of the shares disposed of.

    7. The bargain element at the time of exercise of an ISO, i.e., the amount by which the fair market value of the Company Common Stock acquired upon exercise of the ISO exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

  Non-Qualified Stock Options. The following general rules are applicable to holders of NSOs and to the Company for Federal income tax purposes under existing law under the Stock Option Plans, including the 1997 Non-Employee Director Stock Option Plan:

    1. The optionee generally does not realize any taxable income upon the grant of a NSO, and the Company is not allowed a business expense deduction by reason of such grant.

    2. The optionee will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold tax on this amount.

    3. When the optionee sells the shares, he or she will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount subject to tax as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

    4. In general, the Company will be entitled to a tax deduction when compensation is recognized by the optionee.

  The foregoing described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the foregoing discussion is limited to Federal income taxes and does not attempt to described state and local tax effects which may accrue to participants or the Company.

  The following table sets forth the number of stock options granted under the 1997 Employee Stock Option Plan described above as of December 29, 1998 (net of canceled and expired options), subject to shareholder approval for plan modification as described under Proposal No. 2 herein. As option grants under the 1997 Employee Stock Option Plan are discretionary, the Company cannot presently determine the number of such options to be granted to any particular executive officer, executive officers as a group, non-employee directors and employees as a group.

                                                                      Number Of
                                                                      Underlying
      Name And Position                                                 Grants
      -----------------                                               ----------
      Bradley D. Cooper..............................................  250,000
      Robert D. Appleby..............................................  165,000
      Geoffrey D. Knowles............................................   85,000
      Executive Group................................................  750,000
      Non-Executive Director Group...................................        0
      Non-Executive Employee Group...................................        0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Bradley D. Cooper

  In 1990, FAI Insurances Limited and certain of its subsidiaries ("FAI Insurances") acquired 50% of the stock of the Company from Bradley D. Cooper. On September 5, 1994 and June 1, 1995 FAI Insurances acquired from Mr. Cooper an additional 4.18% and 5.98% of the Company, respectively, for approximately $2,552,000. On June 1, 1995, FAI Insurances acquired from Mr. Cooper the remaining 39.84% of the Company which it did not already own for a purchase price of approximately $6,280,800 payable over 49 months (subject to downward adjustment in the event certain Earnings Before Interest and Taxes ("EBIT") targets were not achieved). By May 1997, the purchase price was paid in full by FAI Insurances. As a result of these transactions, the Company became a wholly owned subsidiary of FAI Insurances.

  On November 11, 1995, Mr. Cooper acquired from FAI Insurances the International Assets for $220 and assumed approximately $2.0 million of intercompany debt associated with the International Assets owed to FAI Insurances. This intercompany debt was subsequently converted to a fixed term loan bearing interest at 10% per annum. On March 31, 1997, FAI Insurances reacquired the International Assets from Mr. Cooper for the purchase price of approximately $2.8 million. The International Assets included a license from FAI Insurances to distribute the SecurityGuard alarm system in all countries outside Australia and New Zealand. FAI Insurances' purchase of the International Assets did not include the amount due under the fixed term loan and the right to repayment was not transferred by FAI Insurances to the Company in connection with the Reorganization or otherwise. As of June 30, 1998 Mr. Cooper was obligated to FAI Insurances under the term loan in an aggregate amount of $.

  On July 1, 1996, the Company entered into a management agreement with Speakeasy Pty Ltd (as the trustee for the Speakeasy Investment Trust, of which Bradley D. Cooper is the primary beneficiary), whereby the services of Mr. Cooper were made available to the Company. In exchange for services provided, Speakeasy Pty Ltd was paid a commission of approximately $19.25 on each alarm unit sold by the Company. For the fiscal year ended June 30, 1997, the Company paid to Speakeasy Pty Ltd approximately $692,192. This management agreement terminated on the closing of the Company's IPO and was replaced by an employment agreement between the Company and Mr. Cooper, which was subsequently replaced on October 1, 1997 by a consulting agreement with Speakeasy Pty Ltd, which provides Mr. Cooper's services to the Company on substantially the same terms as the employment agreement which became effective upon the IPO.

  On May 16, 1997 Vision Publishing Pty Limited ("Vision"), an entity owned by Bradley D. Cooper, entered into a loan arrangement with FAI Finance Corporation Pty Limited ("FFC"), then a wholly owned subsidiary of FAI Insurances, through which Mr. Cooper borrowed an amount of $468,602 at a 14% interest rate. The loan arrangement called for periodic payments of principal and interest. As of June 30, 1998, Vision was obligated under this loan arrangement in the amount of $41,005.

  On July 15, 1997 Mr. Cooper purchased 250,000 shares of the Company's Common Stock at $10.00 per share. Five percent (5%) of the purchase price for the shares was paid by Mr. Cooper in cash and the remainder was paid through a five-year note to the Company bearing interest at 7.0% per annum, payable semi-annually, and secured by the shares purchased. The note is repayable on the fifth anniversary of its issuance. The interest payable on the note is due on a full recourse basis. During the fiscal year ended June 30, 1998, Mr. Cooper made interest payments totaling $159,873.

  During the years ended June 30, 1996 and 1997, the Company made certain personal loan advances to Mr. Cooper. These loan advances were on a non-interest bearing basis and repayable on demand. The balance of these personal loans on June 30, 1996 and on June 30, 1997 were $105,432 and $14,076, respectively. These personal loan balances were paid in full as of March 31, 1998.

Transactions with FAI Insurances

  On June 30, 1997, pursuant to the reorganization whereby the Company acquired from FAI Insurances certain of its security alarm operations (the "Reorganization"), including the Australian and New Zealand security alarm operations of FAI Insurances (the "Australia and New Zealand Operations") and the assets of FAI Insurances security alarm operations outside of Australia and New Zealand (the "International Assets"). The Reorganization was effected by a share purchase agreement through which the Company, in exchange for the International Assets and 100% of the issued capital stock of the wholly owned subsidiaries of FAI Insurances which owned the Australia and New Zealand Operations, executed a $911,892 non-interest bearing note payable to FAI Insurances within thirty days of the effective date of the Company's IPO (the "FAI Note"), assumed a $208,894 non-interest bearing note payable to FAI Insurances within thirty days of the effective date of the Company's IPO (the "NZ Note") and issued 4,499,999 shares of Common Stock of the Company to FAI Home Security Pty Limited, a wholly owned subsidiary of FAI Insurances. In connection with the Reorganization, the

Company entered into the License Agreement through which the license previously granted by FAI Insurances to use the "FAI" name and logo was modified to eliminate the royalty fee in connection therewith. Prior to the Reorganization, the Company paid a royalty fee to FAI Insurances for the fiscal years ended June 30, 1995, June 30, 1996 and June 30, 1997 of $1,989,371, $2,750,468 and $3,697,376,respectively. Immediately prior to the Reorganization, the Company, through its predecessor entities, made a final dividend distribution to FAI Insurances totaling approximately $5,876,224 (including a partial return of capital of $581,928) representing primarily the retained earnings of the Australia and New Zealand Operations on the date of the Reorganization. Following the Reorganization, the Company completed the IPO. The FAI Note and the NZ Note were paid in full by the Company from proceeds of the IPO.

  The Company leases from FAI General Insurances Limited, a subsidiary of FAI Insurances, approximately 824 square meters of office space for its principal executive and operational offices located at Levels Ground, 3, 7 and 8, 77 Pacific Highway, North Sydney NSW 2060. Under the terms of the agreement, the Company pays an annual rent of AUD $380 per square meter per annum.

  From time to time predecessor entities of the Company entered into loan transactions with other companies affiliated with FAI Insurances. These loan transactions were treated as intercompany loans since at the time the loans were made the Company was an affiliate of FAI Insurances. The balance of these loans as of June 30, 1995, 1996 and 1997 amounted to $2,675,655, $4,380,060, and $2,025,427, respectively. All of these loans were satisfied in full subsequent to June 30, 1997.

  The Company acquired 50% of the outstanding securities (the "FFC Shares") of FFC on December 31, 1997 from FAI Insurances (the "FFC Transaction") for a note in the amount of $7,016,525 (the "FFC Note") and acquired an option (the "FFC Option"), at no cost, to acquire the remaining 50% equity interest of FFC for the same consideration as was paid for the FFC Shares plus 50% of the net change in FFC's retained earnings from the date of the FFC Transaction until the date the FFC Option is exercised. The Company delivered the FFC Note in payment of the purchase price. As of June 30, 1998 the aggregate principal amount of the FFC Note, plus accrued interest, totaled approximately $4,737,135. The payment of the principal balance of this note is secured by the FFC Shares purchased by the Company in the FFC Transaction.

Transactions with Steven A. Rothstein

  National Securities Corporation, of which Steven A. Rothstein is Chairman of the Board, served as one of the underwriters of the Company's IPO. In connection with the IPO, National Securities Corporation received, in addition to applicable underwriting discounts, commissions and a nonaccountable expense allowance, 130,000 warrants to purchase shares of Common Stock, and the right to delegate one nominee for election as a director of the Company during the five year period ending on July 18, 2002. Mr. Rothstein resigned as a director in December 1998, and National Securities Corporation waived its rights of nomination at that time.

Transactions with Integral Investments Limited and Paul Brown

  On July 17, 1998 the Company entered into a stock purchase agreement with Integral Investments Limited ("Integral"), amended as of October 1, 1998 (the "Ness Agreement"), whereby it has agreed to purchase all of the issued and outstanding common stock of Integrated International Home Security Limited ("IIHSL"), a British Virgin Islands company that owns 75.04% of the issued and outstanding common stock of Ness Security Products Pty Ltd., and Australian company, a leading designer and manufacturer of security alarm products in Australia and the Company's sole supplier of its SecurityGuard alarm (the "Ness Transaction"). As a result of the Ness Transaction, Integral obtained the right to designate one nominee for election to the board of directors of the Company. Paul Brown, the sole shareholder of Integral was designated the nominee of Integral.

  Pursuant to the Ness Agreement, the Company agreed to pay aggregate consideration consisting of: (i) 400,000 shares of Common Stock; (ii) a five year convertible warrant to purchase 360,000 shares of Common Stock at an exercise price of $13.00; (iii) cash in the amount of $2,426,000 ($126,000 paid concurrent with the execution of the Purchase Agreement and $2,300,000 to be paid upon closing of the Transaction); and, (iv) a promissory note, secured by the IIHSL Shares, in the amount of $9,098,000, payable in installments of $400,000 on each of June 30, 1999 and December 31, 1999, respectively, with the balance of the note due on June 30, 2000 ("Note"). If any portion of the principal amount of the Note is still outstanding on October 1, 1999, the Company shall issue an additional five year warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $13.00 per share. Likewise, if any portion of the principal amount of the Note is still outstanding on January 1, 2000, the Company shall issue an additional five year warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $13.00 per share. Additionally, Integral designated International Home Security International Limited to receive all securities issued pursuant to the Ness Transaction.

Transaction Policy

  All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                           EXPENSES OF SOLICITATION

  All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining their proxies.

    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD AFTER JUNE 30, 1999

  Proposals of stockholders intended to be presented at the next annual meeting (expected to be held in December, 1999) under SEC Rule 14a-8 must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting (expected to be mailed in October, 1999) not later than July 2, 1999. Stockholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission. Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company a reasonable time before the Company mails its proxy materials for its next annual meeting. Since the Company expects to mail its proxy materials in October, 1999, the Company intends to take the position that notice of such matters is untimely if not received by September 1, 1999. The discretionary authority described in the last sentence of this proxy statement will be conferred with respect to any such untimely matters.

                                OTHER BUSINESS

  The Board does not know of any other business which may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                      /s/ Arthur Don
                                          Secretary

Dated: January 22, 1999

                                                                        Appendix


                       HOME SECURITY INTERNATIONAL, INC.
                       1997 EMPLOYEES' STOCK OPTION PLAN


1.   Purpose of the 1997 Employees' Stock Option Plan
     ------------------------------------------------

     The purpose of the Plan is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company through increased stock ownership.

     The Plan provides for Options which either (i) qualify as incentive stock Options ("Incentive Options") within the meaning of that term in Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) do not so qualify under
Section 422 of the Code ("Nonstatutory Options") (collectively "Options"). Any Option granted under this Plan will be clearly identified at the time of grant as to whether it is intended to be either an Incentive Option or a Nonstatutory Option.

2.   Definitions.
     -----------

     The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Code: means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

     (c)  "Committee" means the committee appointed by the Board pursuant to
          Section 3 below.

     (d) "Company" means Home Security International, Inc. or any "parent" as that term is defined by Section 424(e) of the Code or "subsidiary corporation", as that term is defined by Section 424(f) of the Code, thereof, unless the context requires it to be limited to Home Security International, Inc.

     (e) "Disabled Grantee" means a Grantee who is disabled within the meaning of Section 422(c)(6) of the Code.

     (f) "Employees" means the class of employees consisting of individuals regularly employed by the Company on a full-time salaried basis who are primarily management or highly compensated employees, or such other employees as the Committee shall so determine.

     (g) "Executive Officer" means those individuals who, on the last day of the taxable year at issue: (i) served as the Company's chief executive officer or was acting in a similar capacity, regardless of compensation level; and (ii) the four most highly compensated executive officers (other than the chief executive officer) all as determined pursuant to 26 C.F.R (S) 1.162-27(c)(2).

     (h) "Fair Market Value" means, with respect to the common stock of the Company, the price at which the stock would change hands between an informed, able and willing buyer and seller, neither of which is under a compulsion to enter into the transaction. Fair market Value will be determined in good faith by the committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation 1.421-7(e)(2) or any applicable regulations issued pursuant to Section 422(a) of the Code. Fair Market Value will be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (i) "Grantee" means an eligible Employee under this Plan who has been granted an Option.

     (j) "Incentive Option" means an Option that qualifies for the benefit described in Section 421 of the Code, by virtue of compliance with the provisions of Section 422 of the Code.

     (k)  "Nonstatutory Option" means an Option that is not an Incentive Option.

     (1) "Option" means either an Incentive Option or a Nonstatutory Option granted under this Plan.

     (m) "Option Agreement" means the agreement entered into between the Company and an individual Grantee and specifying the terms and conditions of the Option granted to the Grantee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of each Option granted hereunder which will apply to that Grantee.

     (n) "Optionee" means a Grantee, and, under the appropriate circumstances, his guardian, representative, heir, distributes, legatee or successor in interest, including any transferee.

     (o) "Plan" means this 1997 Employees' Stock Option Plan, as the same may from time to time be amended.

     (p)  "Stock" means the Company's common stock.

3.   Administration of the Plan.
     ----------------------------

     The Plan shall be administered by a Committee of the Board.

     a. Committee Membership. The Plan shall be administered by a committee appointed by the Board, to be known as the Compensation Committee (the "Committee"). The Committee shall be not less than two members and comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities and Exchange Act of 1934 ("1934 Act"), or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an outside Director for purposes of Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board at its discretion may from time to time appoint members to the Committee in substitution of members previously appointed, may remove members of the Committee and may fill vacancies, however caused, in the Committee. If no Committee is constituted, all members of the Board who would otherwise qualify as Committee members shall constitute the Committee.

     b. Committee Procedures. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A quorum of the Committee shall consist of a majority of its members, and the Committee may act by vote of a majority of its members present at a meeting at which there is a quorum, or without a meeting by written consent signed by all members of the Committee. If any powers of the Committee hereunder are limited or denied by the Board, the same powers may be exercised by the Board.

     c. Committee Responsibilities. The Committee will interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board.

     Subject to the limitations imposed by the Board, and the terms of the Plan, the Committee may periodically determine which Employees should receive Options under the Plan, whether the Options shall be Incentive Options or Nonstatutory Options, the number of shares covered by such Options, the per share purchase price for such shares, and the terms thereof, including but not limited to transferability of such Options, and shall have full power to grant such Options. In making its determinations, the Committee shall consider, among other relevant factors, the importance of the duties of the Grantee to the Company, his or her experience with the Company, and his or her future value to the Company.

     All decisions, interpretations and other actions of the Committee shall be final and binding on all Grantees, Optionees and all persons deriving their rights from a Grantee or Optionee. No member of the Board or the Committee shall be liable for any action or failed to be taken in good faith or determination made pursuant to the Plan.

4.   Stock Subject to Plan.
     ---------------------

     This Plan authorizes the Committee to grant Options to Employees up to the aggregate amount of 750,000 shares of Stock, subject to eligibility and any limitations specified herein. Adjustment in the shares subject to the Plan shall be made provided in Section 9. Any shares covered by an Option which, for any reason expires, terminates or is canceled may be re-Optioned under the Plan.

5.   Eligibility
     -----------

     a. General Rule. All employees defined in section 2(f) shall be eligible to be granted Options.

     b. Ten Percent Stockholders. An employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Stock of the Company, its parent or subsidiaries shall not be eligible for designation as a Grantee of an Incentive Option unless (i) the exercise price for each share of Stock subject to such Incentive Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant, and (ii) such Incentive Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant.

     c. Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

     d. Outstanding Stock. For purpose of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall include shares authorized for issuance under outstanding Options held by the Employee or by any other person.

     e. Term of Plan. The Committee may make such grants at any time and in any amounts that it, in its discretion, may designate, subject to the other relevant limitations set out in this Plan. No Options will be granted under this Plan after the day prior to the tenth (10th) anniversary of the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company whichever date occurs first.


     f.   Individual limits of Executive officers. Subject to the provisions of
          Section 9 hereof the number of Option shares granted in a fiscal year of the Company to each Executive officer, shall not exceed 250,000 shares for any fiscal year for which such person is classified as an Executive Officer.

     g. Incentive Option Limitation. The aggregate Fair Market Value of the Stock for which Incentive Options granted to any one Employee under this Plan and under all incentive stock Option plans of the Company, its parents(s) and subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value of the Stock subject to any Option as of the time that Option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any Stock Option Agreement referred to in Section 6(a), or an amendment thereto, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then notwithstanding any such other provision; the exercise date of such incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest Option prices shall be accelerated first. Any exercise date which cannot be accelerated without violating the $100,000 restriction of this section shall nevertheless be accelerated, and the portion of the Option becoming exercisable thereby shall be treated as a Nonstatutory Option.

6.   Terms and Conditions of All Options Under the Plan.
     --------------------------------------------------

     Each Option granted shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in the Option grant. The Committee will designate from among the Employees, those who will be granted Options.

     a. Option Agreements. All Options granted under the Plan shall be evidenced by a written Option Agreement.

     b. Number of Shares. Each Option Agreement shall specify the number of shares of the Stock each such Employee will be entitled to purchase pursuant to the Option and shall provide for the adjustment of such number in accordance with Section 9. Each Option Agreement shall state the minimum number of shares which must be exercised at any time, if any.

     c. Nature of Option. Each Option Agreement shall specify the intended nature of the Option as an Incentive Stock Option, a Nonstatutory Option or partly of each type.

     d. Exercise Price. Each Option Agreement shall specify the exercise price. The exercise price of either the Incentive Stock Option or the Nonstatutory Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant. Subject to the foregoing, the exercise price under any Option shall be determined by the Committee in its sole discretion. The exercise price shall be payable in the form described in section 7.

     e. Term of Option. The Option Agreement shall specify the term of the Option. The term of any Option granted under this Plan is subject to expiration, termination, and cancellation as set forth within this Plan.

     f. Exercisability. Subject to the provisions of the Plan, the Committee may grant Options which are vested, or which become vested upon the happening of an event or events as specified by the Committee. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Exercisable Options may be exercised in whole or in part. Such Option shall not be exercisable after the expiration of such term which shall be fixed by the Committee ending not later than ten years from the date such Option is granted.

     g. Withholding Taxes: If, upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth herein and in the Code for Incentive Stock Options), the Optionee fails to tender full payment to the Company for any federal income tax withholding required in connection with such exercise, the Committee shall withhold from the Optionee sufficient shares having a Fair market Value (determined under Section 2(h)) equal to any amount which the Company is required to withhold under the Code.

     h. Requirement of Certificate. An Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until he has received a certificate or certificates therefor.

          i.   Termination and Acceleration of Option. For Incentive Options:

                    If the employment of a Grantee who is not a Disabled Grantee is terminated without cause, or such Grantee voluntarily quits or retires under any retirement plan of the Company, any then outstanding and exercisable stock Option held by such Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such Grantee at any time prior to the expiration date of such Option or within three months after the date of termination of employment or service, whichever is the shorter period;

          ii. If the employment of a Grantee who is a Disabled Optionee is terminated without cause, any then outstanding and exercisable Option held by such an Optionee shall be exercisable, in accordance with the provisions of the Option Agreement, by such a Grantee at any time prior to the expiration date of such Option or within one year after the date of such termination of employment or service, whichever is the shorter period;

          iii. Following the death of a Grantee during employment, any outstanding and exercisable Options held by such an Grantee at the time of death shall be exercisable, in accordance with the provisions of the Option Agreement referred to in Section 6(a), by the person or persons entitled to do so under the will of the Grantee, or, if the Optionee shall fail to make testamentary disposition of the stock Option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

     For all Options issued hereunder:

          i. If the Company terminates the employment of a Grantee for cause, all outstanding Options held by the Grantee at the time of such termination shall automatically terminate unless the Committee notifies the Grantee that his or her Options will not terminate. A termination "for cause" shall be defined under each written Option Agreement issued pursuant to Section 6(a). The Company assumes no responsibility and is under no obligation to notify a Transferee of early termination of an Option on account of a Grantee's termination of employment

          ii. Whether termination of employment or other service is a termination "for cause" and whether a Grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

7.   Payment for Shares
     ------------------

     a. Cash. Payment in full for shares purchased under an Option may be made in cash (including check, bank draft or money order) at the time that the Option is exercised.

     b. Stock. In lieu of cash an Optionee may, with the consent of the Committee, make payment for Stock purchased under an Option, with Stock, in whole or in part, by either of the following methods:


          i. By tendering to the Company in good form for transfer, shares of Stock valued at Fair Market Value on the date the Option is exercised. Such shares will have been owned by the Optionee or the Optionee's representative for the time specified by the Committee but in no case shall the Optionee, or his representative have held a beneficial interest in such tendered shares for a period of less than six months prior to the exercise of the Option.

          ii. By requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise.

     c. Promissory Notes. The Board has authority and reserves the right to make an independent determination as to whether the Company shall assist any Grantee to whom an Option is granted hereunder in the payment of the purchase price payable on exercise of an Option. Upon application by a Grantee and to the extent that the Board independently determines that the Company shall provide assistance, payment may be made all or in part with a full recourse promissory note executed by the Grantee. The interest rate, security and other terms and conditions of such note shall be determined by the Board. In no event shall the stock certificate(s) representing such shares be released to the Grantee until such note is paid in full.

8.   Use of Proceeds from Stock.
     --------------------------

     Cash proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

9.   Adjustments.
     -----------

     Changes or adjustments in the Option price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules:

     a. Upon Changes in Stock. If the outstanding Stock is increased or decreased, or is changed into or exchanged for a different number or kinds of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made in the exercise price or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this Section 9 will require the Company to issue or sell a fraction of a share or other security. Nothing in this Section will be construed to require the Company to make any specific or formula adjustment.

     b. Prohibited Adjustment. If any such adjustment provided for in this
        Section 9 requires the approval of stockholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required stockholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under Section 422 of the Code or to cause a modification, extension or renewal of such Option within the meaning described in Section 424 of the Code, the Committee may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

     c. Further Limitations. Nothing in this Section will entitle the Optionee to adjustment of his Option in the following circumstances:

        i. The issuance or sale of additional shares of the Stock, through public offering or otherwise;

        ii. The issuance or authorization of an additional class of capital stock of the Company;

        iii. The conversion of convertible preferred stock or debt of the Company into Stock; and

        iv.    The payment of dividends except as provided in section 9 (a).

     The grant of an Option shall not effect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.  Legal Requirements:
     ------------------

     a. Compliance with all laws. The Company will not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal securities laws, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, or state securities laws and regulations, the regulations of any stock exchange or interdealer quotation system on which the Company's securities may then be listed, or obtaining any ruling or waiver from any government body which the Company will, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required.

     b. Compliance with Specific Code Provisions. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of Section 422 of the Code with respect to Incentive Options. Therefore, notwithstanding any other provisions of this Plan, nothing herein will contravene any requirement set forth in Section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

     c. Plan Subject to Delaware Law. All questions arising with respect to the provisions of the Plan will be determined by application for the Code and the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal law.

11.  Rights as a Shareholder.
     -----------------------

     An Optionee, or anyone claiming rights derived from an Optionee, shall have no rights as a shareholder with respect to any Stock covered by his Option until the date of issuance of the stock certificate to him after receipt of the consideration in full set forth in the Option Agreement. Except as provided in
Section 9 hereof or as may be required by Section 7(c) or 10(a), no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash securities, or other property, for distributions for which the record date is prior to the date on which the Option is exercised.

12.  Restrictions on Shares.
     -----------------------

     Prior to the issuance or delivery of any shares of the Stock under the Plan, the person exercising the Option may be required to:

     a. represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

     b. represent and warrant that such person will not, directly or indirectly, sell, transfer, assign, pledge (except for a pledge of shares issued or delivered upon payment in whole or in part of the Option price with a promissory note as contemplated by Section 7), hypothecate or otherwise dispose of any such shares unless the sale, transfer, assignment, pledge, hypothecation or other disposition of the shares is pursuant to the provisions of this Plan and effective registrations under the 1933 Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations; and

     c. execute such further documents as may be reasonably required by the Committee upon exercise of the Option or any part thereof, including but not limited to any stock restriction agreement that the Committee may choose to require.

     Nothing in this Plan shall assure any Optionee that shares issuable under this Option are registered on a Form S-8 under the Securities Act of 1933 ("1933 Act") or on any other form. The certificate or certificates representing the shares of the stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, as amended, applicable state securities laws, or any other applicable rule or regulation then in effect. The Company shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

13.  Transferability.
     ---------------

     The Committee shall retain the authority and discretion to permit a Non statutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made to one or more of the following: family members, including children of Grantee, spouse of Grantee, or grandchildren of Grantee or trusts for such family members ("Transferee"), provided that such transfer is a bona fide gift (as defined in Rule 16 b-3) and accordingly, the Grantee receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. The designation of a beneficiary shall not constitute a transfer.

14.  No Right to Continued Employment.
     --------------------------------

     This Plan, and any Option granted under this Plan, will not confer upon any Optionee any right with respect to continued employment by the Company nor shall they alter, modify, limit or interfere with any right or privilege of the Company under any employment agreement heretofore or hereinafter executed with any Optionee, including the right to terminate any Optionee's employment at any time for or without cause to change his level of compensation or to change his responsibilities or position.

15.  Corporate Reorganizations.
     -------------------------

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities-of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding, by another corporation or person, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of Options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing, all persons entitled to exercise any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing the termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would but for this Section 15, not yet be exercisable.

16.  Modification, Extension and Renewal.
     -----------------------------------

     a. Options. Subject to the conditions of, and within the limitations prescribed in the Plan herein, the Committee may modify, extend, cancel or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

     b. Plan. The Board at any time, and from time to time, may interpret, amend or discontinue the Plan, subject to the limitation, however, that, except as provided in Section 9 (relating to adjustments upon changes in Stock), no amendment shall be made, except upon approval by vote of a majority of the outstanding shares of the company, which will:

          1. Increase the number of shares reserved for Options under the Plan; or

          2.   Reduce the minimum permissible exercise Price or

          3. Change the requirements for eligibility for Participation under the Plan;

          4.   Extend the ten year duration of this Plan.

17.  Plan Date and Duration.
     ----------------------

     The Plan shall take effect on the date it is adopted by the Board and shall adopted by the stockholders of the Company by June 30, 1997. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

                              HOME SECURITY INTERNATIONAL, INC.,
                              A Delaware Corporation

                              Adopted by the Board of Directors of Home Security International, Inc. on May 1, 1997.

                              Approved by the Stockholders of Home Security International, Inc. on June 30, 1997.

                                  DETACH HERE

                                     PROXY

                       HOME SECURITY INTERNATIONAL, INC.

           Level 7, 77 Pacific Highway, Sydney, New South Wales 2060
                                   Australia

                 Solicited on behalf of the BOARD OF DIRECTORS
                     for the Annual Meeting of Stockholders

     The undersigned hereby appoints Mark Whitaker, Bradley D. Cooper, and each of them, with full power of substitution, proxy to represent the undersigned at the Annual Meeting of Stockholders of Home Security International, Inc. to be held at 10:00 a.m., local time, on Wednesday, February 17, 1999 at the American Stock Exchange, located at 86 Trinity Place, New York, New York 10006, and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.

-----------------                                             -----------------
   SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
       SIDE                                                          SIDE
-----------------                                             -----------------

/x/ Please mark votes as in this example.

     1.   Election of Directors

          Nominees: Steven Rabinovici, Paul Brown

          / / FOR ALL NOMINEES     / / WITHHELD FROM ALL NOMINEES

          / / _________________________________________
               For all nominees except as noted above

     2. To approve the amendment to the Company's 1997 Employee Stock Option Plan to increase the number of reserved shares of Common Stock from 750,000 shares to 1,150,000 shares.

          / / FOR        / / AGAINST         / / ABSTAIN

     3. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending June 30, 1999.

          / / FOR        / / AGAINST         / / ABSTAIN

     4. To transact any other business that may properly be brought before the meeting or any adjournment or adjournments thereof.


Unless otherwise indicated, this proxy will be voted "FOR" the nominees for election and "FOR" the proposals referred to herein.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING     / /

In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.


Signature:_________________________________________ Date:________________

Signature:_________________________________________ Date:________________